August 8, 2001

Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York 11714
Attention: William J. Bell, Vice Chairman

                  Re:  AT&T's Cablevision Shares


         Reference is hereby made to the Stockholders Agreement (the "Stockholders Agreement"), dated as of March 4, 1998, by and among Cablevision Systems Corporation ("Cablevision"), a Delaware corporation, AT&T Broadband, LLC ("AT&T"), a Delaware limited liability company and successor to TeleCommunications, Inc., a Delaware corporation, and the Class B Entities.

         1. INTRODUCTION. This letter agreement confirms our understanding with respect to certain matters relating to AT&T's shares ("AT&T's CVC NY Shares") of Cablevision's NY Group Class A Common Stock, par value $.01 per share (the "CVC NY Common Stock"), and AT&T's shares ("AT&T's RMG Shares") of Cablevision's Rainbow Media Group Class A Common Stock, par value $.01 per share (the "RMG Stock"). This letter agreement will be binding when signed by Cablevision and AT&T. Capitalized terms used herein or in Annex X attached hereto and not otherwise defined herein or therein shall have the meaning assigned thereto in the Stockholders Agreement.

         2. AT&T'S PIGGYBACK ON UPCOMING CVC NY OFFERING. In connection with Cablevision's upcoming offering (the "2001 CVC NY Offering"), Cablevision filed a Registration Statement (as shall be amended from time to time, the "2001 CVC NY Registration Statement") on Form S-3 with the Securities and Exchange Commission on May 30, 2001, covering shares of Cablevision's CVC NY Common Stock and Cablevision's convertible preferred stock(the "CVC NY Preferred Stock"). Cablevision hereby agrees in the 2001 CVC NY Offering to (i) include shares of AT&T's CVC NY Shares with a value equal to $1 billion, subject to the over-allotment and cutback provisions described below (collectively, the "AT&T 2001 CVC NY Registrable Shares") and (ii) confine its shares under the 2001 CVC NY Registration Statement to shares of CVC NY Preferred Stock with a value equal to $1 billion, on the terms set forth in the 2001 CVC NY Registration Statement, subject to the over-allotment and cutback provisions described below (collectively, the "Cablevision 2001 CVC NY Registrable Shares," and together with the AT&T 2001 CVC NY Registrable Shares, the "2001 CVC NY Registrable Shares").

         Cablevision shall promptly file an amendment to the 2001 CVC NY Registration Statement to cover the 2001 CVC NY Registrable Shares. Cablevision agrees to use reasonable best efforts to effect the registration of the 2001 CVC NY Registrable Shares no later than October 1, 2001.

         If the underwriters exercise their option to acquire additional 2001 CVC NY Registrable Shares to cover over-allotments, such option shall be satisfied by AT&T with respect to shares of CVC NY Common Stock and by Cablevision with respect to shares of CVC NY Preferred Stock. If the underwriters determine that it is advisable to cutback the number of 2001 CVC NY Registrable Shares, any cutback with respect to shares of CVC NY Common Stock shall reduce the amount that AT&T may include in the 2001 CVC NY Offering and any cutback with respect to shares of CVC NY Preferred Stock shall reduce the amount that Cablevision may include in the 2001 CVC NY Offering. No shares other than the 2001 CVC NY Registrable Shares shall be included in the 2001 CVC NY Offering.

         AT&T shall not engage in any transactions, directly or indirectly, involving CVC NY Common Stock or any securities the value of which in whole or in part relates to or is based upon or which is exchangeable for or convertible into in whole or in part CVC NY Common Stock, including, without limitation, a security of AT&T Corp. exchangeable into CVC NY Common Stock, any derivative security of the CVC NY Common Stock or any other type of security in a monetization transaction of AT&T's CVC NY Shares from the date hereof until the closing of the 2001 CVC NY Offering (or such earlier time that Cablevision abandons or otherwise decides not to proceed with the 2001 CVC NY Offering) and thereafter for a period of 180 days from the closing of the 2001 CVC NY Offering (the "2001 CVC NY Offering Lock-up Period"), provided that the 2001 CVC NY Offering closes no later than October 1, 2001 (the "2001 CVC NY Lock-up"). The 2001 CVC NY Lock-up is not intended to apply to the RMG Stock. Except as set forth below, AT&T shall be subject to the 2001 CVC NY Lock-up regardless of whether AT&T decides to withdraw its shares from the 2001 CVC NY Offering (which right to withdraw its shares from the 2001 CVC NY Offering AT&T retains until such time as AT&T has sold its shares in the 2001 CVC NY Offering). Notwithstanding the foregoing, AT&T shall not be subject to the 2001 CVC NY Lock-up if (i) the net proceeds that AT&T would be able to obtain in the 2001 CVC NY Offering is less than $800 million and (ii) AT&T decides not to proceed with the offering of its shares in the 2001 CVC NY Offering. In such case, AT&T may proceed with its demand registration request delivered on April 4, 2001 (which request had been blacked out in connection with the 2001 CVC NY Offering). Cablevision's blackout/lock-up of AT&T shall in any event expire under item (iii) of the Blackout Rights of Annex A no later than November 5, 2001 unless AT&T is then subject to the 2001 CVC NY Lock-up. Furthermore, notwithstanding the 2001 CVC NY Lock-up, AT&T may transfer its CVC NY Common Stock in whole or in part to (i) AT&T Corp., (ii) one or more wholly-owned subsidiaries of AT&T Corp., (iii) any trust which is beneficially wholly-owned by AT&T Corp. or one or more wholly-owned subsidiaries of AT&T Corp., or (iv) three or fewer Persons that have significant communications operations, including, without limitation, telecommunications and/or cable operations, and/or media operations, including, without limitation, entertainment operations, in private transfers. Any transferee pursuant to the preceding sentence shall comply with the lock-up restrictions described in this paragraph and shall enter into a written agreement to the foregoing effect. Nothing in this paragraph shall limit AT&T or any transferee from participating in a take-over, business combination, tender offer or similar transaction, provided such transaction is approved by Cablevision's Board of Directors. The foregoing lock-up restrictions are in lieu of and supercede the lock-up provisions in Annex A of the Stockholders Agreement with respect to the 2001 CVC NY Offering, but are not in derogation of any other provisions of the Stockholders Agreement.

         3. AT&T'S RMG SHARES. At AT&T's request, Cablevision hereby agrees to register for offering and sale AT&T's RMG Shares, in an amount determined by AT&T equal to or in excess of 4,000,000 shares in accordance with the registration rights set forth under Demand Registration, Registration Expenses, Underwriters, Indemnification and Further Actions in Annex X, except as set forth herein (and excluding and superceding for such offering the other sections of Annex X, including, without limitation, the Lock-up Provision and Blackout Rights of Annex X, but not in derogation of any other provisions of the Stockholders Agreement) and with the economic terms of the offering determined by AT&T, including, without limitation, price and underwriting fees and commissions (the "2001 RMG Offering"). For avoidance of doubt, AT&T may include in such offering any securities the value of which in whole or in part relates to or is based upon or which is exchangeable for or convertible into in whole or in part RMG Stock, including, without limitation, a security of AT&T Corp. exchangeable into RMG Stock, any derivative security of the RMG Stock or any other type of security in a monetization transaction of AT&T's RMG Shares (together with AT&T's RMG Shares, the "AT&T RMG Registrable Shares"), provided that Cablevision's only responsibility shall be for the registration relating to AT&T's RMG Shares underlying, issuable with respect to or otherwise relating to the AT&T RMG Registrable Shares. No shares other than the AT&T RMG Registrable Shares shall be included in the 2001 RMG Offering, except to the extent that both lead underwriters determine in their reasonable good faith judgment that those other shares can be included in the 2001 RMG Offering without limiting the number of shares of RMG Stock that AT&T is able to sell nor reducing the price of such shares of RMG Stock in the 2001 RMG Offering. Cablevision shall use reasonable best efforts to file a registration statement (the "2001 RMG Registration Statement") on Form S-3 with the Securities and Exchange Commission covering AT&T's RMG Registrable Shares by no later than October 1, 2001. Cablevision agrees to use reasonable best efforts to effect the registration (i) as soon thereafter as practicable and (ii) by November 30, 2001. Notwithstanding the foregoing, AT&T may delay the effective date of the 2001 RMG Offering by up to 60 days to no later than January 29, 2002 in response to market conditions, in which event clause (ii) of the preceding sentence shall not be applicable and Cablevision shall have its blackout rights set forth in Annex X provided that Cablevision may only suspend the 2001 RMG Offering one time for up to 60 days. AT&T and Cablevision agree that each shall select one of the two co-book running underwriters that shall lead such registration and the co-book running underwriter selected by Cablevision shall act as the stabilization agent for the 2001 RMG Offering. Cablevision agrees to provide full marketing support for the 2001 RMG Offering, including, without limitation, active participation of RMG's or Cablevision's senior management in a road show. If required by both underwriters of the 2001 RMG Offering, AT&T shall not engage in any transactions, directly or indirectly, involving RMG Stock or any securities the value of which in whole or in part relates to or is based upon or which is exchangeable for or convertible into in whole or in part RMG Stock, including, without limitation, a security of AT&T Corp. exchangeable into RMG Stock, any derivative security of the RMG Stock or any other type of security in a monetization transaction of AT&T's RMG Shares for a period of up to 90 days, from the closing of the 2001 RMG Offering. The lock-up restrictions described in this paragraph are not intended to apply to the CVC NY Common Stock. Notwithstanding the foregoing, AT&T may transfer its RMG Stock in whole or in part to (i) AT&T Corp., (ii) one or more wholly-owned subsidiaries of AT&T Corp., (iii) any trust which is beneficially wholly-owned by AT&T Corp. or one or more wholly-owned subsidiaries of AT&T Corp., or (iv) three or fewer Persons that have significant communications operations, including, without limitation, telecommunications and/or cable operations, and/or media operations, including, without limitation, entertainment operations, in private transfers. Any transferee pursuant to the preceding sentence shall comply with the lock-up restrictions described in this paragraph and shall enter into a written agreement to the foregoing effect. Nothing in this paragraph shall limit AT&T or any transferee from participating in a take-over, business combination, tender offer or similar transaction, provided such transaction is approved by Cablevision's Board of Directors. Except as otherwise set forth herein, this paragraph is not in derogation of the Stockholders Agreement.

         Following the later of the closing of the 2001 RMG Offering and the date on which AT&T (and its Permitted Transferees) cease to beneficially own 10% or more of the outstanding RMG Stock, on a fully diluted basis, Sections 5, 6, 8, 9 and 10 of the Stockholders Agreement and Annex X (other than the lock-up restrictions described in the preceding paragraph) as they apply to RMG Stock shall terminate. For purposes of the preceding sentence, AT&T shall be considered no longer to beneficially own shares of RMG Stock if AT&T has monetized such shares, whether through a mandatory exchangeable instrument, a derivative security or otherwise; provided that if AT&T reacquires beneficial ownership of such shares, without such shares being subject to such monetization or a new or successor monetization, AT&T will thereafter again be considered to beneficially own such shares for purposes of the preceding sentence.


         In the event AT&T decides not to proceed with the 2001 RMG Offering or decides not to sell all of AT&T's RMG Shares in the 2001 RMG Offering, AT&T will have the registration rights on the terms set forth in Annex X attached hereto with respect to AT&T's RMG Shares.

         4. AT&T'S 2002 CVC NY OFFERING. At AT&T's request, Cablevision hereby agrees to use reasonable best efforts to register for offering and sale AT&T's CVC NY Shares, in an amount determined by AT&T equal to or in excess of 2,000,000 shares in accordance with the registration rights set forth under Demand Registration, Registration Expenses, Underwriters, Indemnification and Further Actions in Annex A, except as set forth herein (and excluding and superceding for such offering the other sections of Annex A, including, without limitation, the Lock-up Provision and Blackout Rights of Annex A, but not in derogation of any other provisions of the Stockholders Agreement) and with the economic terms of the offering determined by AT&T, including, without limitation, price and underwriting fees and commissions, as soon as practicable after the expiration of the 2001 CVC NY Offering Lock-up Period (the "2002 CVC NY Offering"). For avoidance of doubt, AT&T may include in such offering any securities the value of which in whole or in part relates to or is based upon or which is exchangeable for or convertible into in whole or in part CVC NY Common Stock, including, without limitation, a security of AT&T Corp. exchangeable into CVC NY Common Stock, any derivative security of the CVC NY Common Stock or any other type of security in a monetization transaction of AT&T's CVC NY Shares (together with AT&T's CVC NY Shares, the "AT&T 2002 CVC NY Registrable Shares"), provided that Cablevision's only responsibility shall be for the registration relating to AT&T's CVC NY Shares underlying, issuable with respect to or otherwise relating to the AT&T 2002 CVC NY Registrable Shares. No shares other than the AT&T 2002 CVC NY Registrable Shares shall be included in the 2002 CVC NY Offering. Cablevision shall use reasonable best efforts to file a registration statement (the "2002 CVC NY Registration Statement") on Form S-3 with the Securities and Exchange Commission covering AT&T's 2002 CVC NY Registrable Shares by no later than March 15, 2002. Cablevision agrees to use reasonable best efforts to effect the registration (i) as soon thereafter as practicable after the expiration of the 2001 CVC NY Offering Lock-up Period and
(ii) by April 30, 2002. Notwithstanding the foregoing, AT&T may delay the effective date of the 2002 CVC NY Offering by up to 60 days to no later than June 28, 2002 in response to market conditions, in which event clause (ii) of the preceding sentence shall not be applicable and Cablevision shall have its blackout rights set forth in Annex A provided that Cablevision may only suspend the 2002 CVC NY Offering one time for up to 60 days. AT&T and Cablevision shall each be entitled to select one of the two co-book running underwriters that shall lead such registration and the co-book running underwriter selected by Cablevision shall act as the stabilization agent for the 2002 CVC NY Offering. Cablevision agrees to provide full marketing support for the 2002 CVC NY Offering, including, without limitation, active participation of Cablevision's senior management in a road show. If required by both underwriters of the 2002 CVC NY Offering, AT&T shall not engage in any transactions, directly or indirectly, involving CVC NY Common Stock or any securities the value of which in whole or in part relates to or is based upon or which is exchangeable for or convertible into in whole or in part CVC NY Common Stock, including, without limitation, a security of AT&T Corp. exchangeable into CVC NY Common Stock, any derivative security of the CVC NY Common Stock or any other type of security in a monetization transaction of AT&T's CVC NY Shares for a period of up to 90 days, from the closing of the 2002 CVC NY Offering. The lock-up restrictions described in this paragraph are not intended to apply to the RMG Stock. Notwithstanding the foregoing, AT&T may transfer its CVC NY Common Stock in whole or in part to (i) AT&T Corp., (ii) one or more wholly-owned subsidiaries of AT&T Corp., (iii) any trust which is beneficially wholly-owned by AT&T Corp. or one or more wholly-owned subsidiaries of AT&T Corp., or (iv) three or fewer Persons that have significant communications operations, including, without limitation, telecommunications and/or cable operations, and/or media operations, including, without limitations entertainment operations, in private transfers. Any transferee pursuant to the preceding sentence shall comply with the lock-up restrictions described in this paragraph and shall enter into a written agreement to the foregoing effect. Nothing in this paragraph shall limit AT&T or any transferee from participating in a take-over, business combination, tender offer or similar transaction, provided such transaction is approved by Cablevision's Board of Directors. Except as otherwise set forth herein, this paragraph is not in derogation of the Stockholders Agreement.

         Following the later of the closing of the 2002 CVC NY Offering and the date on which AT&T (and its Permitted Transferees) cease to beneficially own 10% or more of the outstanding CVC NY Common Stock, on a fully diluted basis, the Stockholders Agreement, including, without limitation, Annex A (other than
Section 14(a), Section 15, Annex X (which Annex shall be governed by Section 3 hereof) and the lock-up restrictions described in the preceding paragraph) shall terminate. For purposes of the preceding sentence, AT&T shall be considered no longer to beneficially own shares of CVC NY Common Stock if AT&T has monetized such shares, whether through a mandatory exchangeable instrument, a derivative security or otherwise; provided that if AT&T reacquires beneficial ownership of such shares, without such shares being subject to such monetization or a new or successor monetization, AT&T will thereafter again be considered to beneficially own such shares for purposes of the preceding sentence.


         5. GENERAL. AT&T retains the right to withdraw any of its shares from the 2001 RMG Offering and/or the 2002 CVC NY Offering until such time as AT&T has sold its shares in such offering. All references to share numbers shall be subject to appropriate adjustments for any stock splits, stock dividends, recapitalization or similar transactions.

         6. MISCELLANEOUS. The Miscellaneous provisions of the Stockholders Agreement (Section 16) shall apply to and be incorporated into this letter agreement. Except as amended hereby and in Annex X hereto, the Stockholders Agreement, including, without limitation Annex A thereto, shall remain in full force and effect. AT&T may transfer or assign its registration rights in this letter agreement in connection with any transfer in whole or in part of AT&T's CVC NY Shares and/or AT&T's RMG Shares to a Permitted Transferee or a transferee under Section 6(b) or 6(g) of the Stockholders Agreement, provided that any such transferee shall be bound by the terms hereof and shall enter into a written agreement to that effect and, with respect to Cablevision, all such transferees must act as one investor with respect to each of AT&T's CVC NY Shares and AT&T's RMG Shares. Section 6(h) of the Stockholders Agreement shall apply to a Transfer of all (but not less than all) of AT&T's CVC NY Shares and/or all (but not less than all) of AT&T's RMG Shares that are Beneficially Owned by AT&T. Cablevision and AT&T will consult with each other in issuing any press release or otherwise making public statements with respect to the transactions contemplated by this letter agreement and will work together to communicate to the public AT&T's and Cablevision's agreed disposition plan.

         If the foregoing reflects our agreement, please sign and return the duplicate copy of this letter agreement to the undersigned.


                                                    Sincerely,

                                                    AT&T BROADBAND, LLC


                                          By: /s/ James H. Hodge for E. Dwyer
                                              -------------------------------
                                              Name:  James H. Hodge, Assistant
                                                     Treasurer, AT&T for
                                                     Edward M. Dwyer
                                              Title: Treasurer




Acknowledge and Agreed to:

Cablevision Systems Corporation


By: /s/ William J. Bell
   ---------------------------
   Name:  William J. Bell
   Title: Vice Chairman

                                                                  EXECUTION COPY

                                     ANNEX X
                               REGISTRATION RIGHTS
                               -------------------

The Shares of RMG Stock that are Beneficially Owned by AT&T or a Permitted Transferee of AT&T or a transferee under Section 6(b) or 6(g) (collectively, the "RMG Investor") from time to time are hereinafter referred to as the "RMG Registrable Securities" and shall have the benefit of the following registration rights. For avoidance of doubt, RMG Registrable Securities shall include any securities the value of which in whole or in part relates to or is based upon or which is exchangeable for or convertible into in whole or in part RMG Stock, including, without limitation, a security of the RMG Investor exchangeable into RMG Stock, any derivative security of the RMG Stock or any other type of security in a monetization transaction of the RMG Investor's RMG Stock, provided that Parent's only responsibility shall be for the registration relating to shares of the RMG Stock Beneficially Owned by the RMG Investor underlying, issuable with respect to or otherwise relating to the RMG Registrable Securities.

Demand
Registration: The RMG Investor may request, by written notice to Parent, that
              Parent file a registration statement registering for offering and sale RMG Registrable Securities in an amount equal to or in excess of 4,000,000 RMG Shares or, if less, the RMG Shares then Beneficially Owned by the RMG Investor and any transferees with rights hereunder in an underwritten public offering (a "RMG Demand Registration"). Parent will use its reasonable best efforts to file a registration statement on an appropriate form with the SEC covering the RMG Registrable Securities for which registration was so requested within 30 days of Parent's receipt of such request, subject to Parent's blackout rights described below, and shall use its reasonable best efforts to cause such registration statement to be declared effective as soon thereafter as practicable. In addition, Parent shall amend or supplement such registration statement so that the RMG Investor may use such registration statement and the related prospectus in connection with an underwritten offering of such RMG Registrable Securities for 90 days from the effective date of such registration statement, subject to Parent's blackout rights described below. Parent agrees to keep the RMG Demand Registration effective for such 90-day period and, after the expiration of such 90-day period, may deregister the RMG Registrable Securities registered thereon. Parent shall not be obligated to effect more than one RMG Demand Registration for the Investor in each of the years following the date that the RMG Shares were initially distributed to the Cablevision stockholders. Notwithstanding the foregoing, if the RMG Investor has requested a sale of RMG Registrable Securities pursuant to Section 3 of the Letter of Understanding, dated August 8, 2001, the RMG Investor may not make another request for an RMG Demand Registration until after October 1, 2002 (unless such sale is not consummated for any reason other than AT&T's decision to not to proceed with such offering).

Piggy-back
Registration: The RMG Investor shall be entitled to "piggy-back" registration rights on any registrations of RMG Shares registering for offering and sale at least $100 million of RMG Shares (based upon the market value thereof on the date of filing), other than a registration on Form S-8, Form S-4 or any successors to such forms (a "RMG Piggy-back Registration"), subject to the cutback provisions described below.

Registration
Expenses:     The RMG Investor will pay a proportional amount (based
              upon the number of shares registered by the RMG Investor) of any and all fees and expenses in a RMG Piggy-back
              Registration; provided, that the RMG Investor will not be responsible for counsel expenses of other selling stockholders. In a RMG Demand Registration, Parent will pay any and all fees and expenses; provided that Parent will not be responsible for the counsel expenses of the RMG Investor or any underwriting fees and commissions for the RMG Shares sold by the RMG Investor.

Underwriters: In case of any RMG Demand Registration or RMG Piggy-back
              Registration, Parent shall select the underwriter or underwriters that shall manage or lead such registration. The RMG Investor shall not be entitled to participate in any underwritten offering unless and until the RMG Investor has entered into an underwriting or other agreement with such underwriter or underwriters in such form as Parent and such underwriter or underwriters shall determine.

              In addition, in connection with any underwritten offering proposed by the RMG Investor hereunder, Parent shall enter into an underwriting or other agreement with the underwriters thereof containing customary representations, warranties, covenants, indemnities and other terms.

Transfer of
Registration
Rights: The RMG Investor may transfer or assign its registration rights in connection with any Transfer of RMG Registrable Securities to a Permitted Transferee or a transferee under Section 6(b) or 6(g); provided, that any such transferee shall agree to be bound by the terms hereof relating to RMG Shares or securities convertible or exchangeable for RMG Shares and, with respect to Parent, all of such transferees must act as one RMG Investor hereunder.

Lock-Up
Provision:    The RMG Investor will not engage in transactions involving
              Parent's RMG equity securities, including by commencing any public offering of

              Parent's RMG equity securities or by causing a RMG Demand Registration, for a period not to exceed 180 days after the effective date of any Parent RMG registration statement that is equal to the shortest period that such restriction is made applicable to any director, officer or Affiliate of Parent.

Blackout
Rights: Upon written notice to the RMG Investor, Parent may suspend the RMG Investor's right to sell RMG Registrable Securities under a registration statement or temporarily refuse to proceed with a RMG Demand Registration under the following circumstances: (a) Parent reasonably believes that the use of such registration statement would require disclosure of a material corporate development not otherwise required to be disclosed that Parent has a valid business purpose for not disclosing, (b) Parent is in the process of making, or preparing to make, a registered offering of securities and Parent reasonably deems it advisable to temporarily discontinue disposition of RMG Registrable Securities or (c) Parent reasonably believes that disposition of RMG Registrable Securities at such time would have a material adverse effect on Parent. Parent shall notify the RMG Investor immediately upon the conditions in clause (a) or (c) above ceasing to exist, at which time such suspension shall terminate. Notwithstanding the foregoing, (i) the maximum period in which Parent can suspend the RMG Investor's rights under clauses (a), (b) and (c) above is 60 days on any single occasion and 145 consecutive days in any one-year period, (ii) Parent may not suspend such rights more than three times in any one-year period commencing after the date that the RMG Demand Registration becomes effective and (iii) the RMG Investor shall in any event, taking into account the blackout rights and lock-up provisions set forth herein, be entitled to 180 days in any one-year period (commencing on or after October 1, 2001 if the RMG Investor does not sell RMG Registrable Securities pursuant to Section 3 of the Letter of Understanding, dated August 8, 2001 and commencing on or after October 1, 2002 if the RMG Investor sells RMG Registrable Securities pursuant to Section 3 of the Letter of Understanding, dated July 31, 2001) that are not subject to any blackout or lockup. The RMG Investor's rights hereunder may not be suspended unless corresponding rights of other stockholders are similarly suspended.

Cutback       In the event that the RMG Investor, Parent and/or any
Rights:       stockholder or Affiliate of Parent are participating in an underwritten RMG equity offering and the managing or lead underwriter or underwriters thereof shall determine in its or their reasonable good faith judgment that it cannot sell, or that it would not be advisable to sell, all the RMG Shares desired to be sold, then the number of RMG Shares that each such Person may have included shall be reduced according to the following terms until the managing or lead underwriter or underwriters shall believe that the remaining RMG Shares can be sold and it would not be inadvisable to sell such number of RMG Shares:

                  (a) in the event that the offering in question includes a primary offering of RMG Shares by Parent, then the number of RMG Shares that Parent may have included shall not be reduced and the number of RMG Shares which the RMG Investor and any other Persons may have included shall be reduced pro rata in proportion to the total number of RMG Shares sought to be included by each such Person, and

                  (b) in the event that the offering in question does not include a primary offering of RMG Shares by Parent, then the number of shares that the RMG Investor and any other Persons may have included shall be reduced pro rata in proportion to the total number of RMG Shares sought to be included by each such Person.

Indemnification:
              Parent will indemnify the RMG Investor and the RMG Investor's officers, directors and controlling persons against any losses, claims, damages, expenses or liabilities incurred by the RMG Investor arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or amendment or supplement thereto, including any document incorporated by reference therein, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that Parent shall not be liable to the extent that any loss, claim, damage, expense or liability arises out of information supplied in writing by the RMG Investor or any of its Affiliates or Associates for use in any registration statement or prospectus or amendment or supplement thereto, including any document incorporated by reference therein. The RMG Investor shall indemnify Parent and Parent's officers, directors and controlling persons against any losses, claims, damages, expenses or liabilities incurred by Parent arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact relating to the RMG Investor contained in any registration statement or prospectus or amendment or supplement thereto, including any document incorporated by reference therein, which information was supplied in writing by the Investor or any of its Affiliates or Associates for use in any registration statement or prospectus or amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact relating to the RMG Investor necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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

              Promptly after receipt by an indemnified party under the preceding paragraph of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Termination of
RMG
Registration
Rights: The RMG Investor's registration rights hereunder will automatically expire with no action by either Parent or the RMG Investor if and at the time that the RMG Investor is able to sell all of its RMG Registrable Securities in any 90-day period pursuant to Rule 144 or any successor exemption under the Securities Act.

Further
Actions: In connection with sales of RMG Registrable Securities by the Investor, Parent shall take such further actions as are customarily required of issuers providing registration rights, including using its reasonable best efforts to (i) list the shares on the principal securities exchanges or markets on which or in which the outstanding securities of the same class are listed or traded, (ii) obtain any required clearance with state securities regulators, (iii) file Exchange Act reports on a timely basis, (iv) make available for inspection corporate documents at reasonable times, (v) participate in a reasonable number of management due diligence sessions at reasonable times (but Parent's management shall not be required to travel outside of the metropolitan area in which its principal executive offices are located) and (vi) furnish copies of required prospectuses, in each case, at the expense of the RMG Investor.

Savings
Clause: The registration rights granted here under are subject in all respects to the rights granted to Cablevision Systems Company and CSC Holdings Company pursuant to the Registration Rights Agreements, each dated January 27, 1986, between CSC and each of such parties as in effect on the date of the Merger Agreement, true and complete copies of which have been provided to the Company.

Annex A: Annex A to the Stockholders Agreement is hereby amended so that such Annex applies to the CVC NY Common Stock (and not the RMG Stock), with references to "Registrable Securities" being to "CVC NY Registrable Securities," which shall include any securities the value of which in whole or in part relates to or is based upon or which is exchangeable for or convertible into in whole or in part CVC NY Common Stock, including, without limitation, a security of the Investor exchangeable into CVC NY Common Stock, any derivative security of the CVC NY Common Stock or any other type of security in a monetization transaction of the Investor's CVC NY Common Stock, provided that Parent's only responsibility shall be for the registration relating to shares of the CVC NY Common Stock Beneficially Owned by the Investor underlying, issuable with respect to or otherwise relating to the CVC NY Registrable Securities.






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